Exhibit 99.1

Platinum Research Organization Closes Transaction
and Announces New Board of Directors

CFO is Named and Prominent Board Formed to Drive Company Growth

DALLAS (April 19, 2007) — Platinum Research Organization, Inc. (PLRO.OB), a technology-based company focused on research and commercialization of patented, high-performance lubricants and coatings for the automotive, aviation, industrial and consumer aftermarkets, announced that it has completed the transaction contemplated by the contribution agreement it entered into October 26, 2006, with Platinum Research Organization L.P., a Texas limited partnership, its limited partners and the owners of its general partner and certain representatives of those partners and new investors in a private placement of our Series “A” Preferred Stock.  As a result of the closing transactions, Platinum Research Organization is a public company incorporated in the State of Delaware, and the Texas limited partnership is a subsidiary of Platinum Research Organization.  Our company’s common stock will continue to be traded on the Over-The-Counter Bulletin Board.

To guide the newly combined company, a prominent board of independent directors has been elected to steer it into various phases of commercialization.  In addition to appointing the board, the company has appointed a seasoned chief financial officer, Mike Newman, formerly CFO at Radio Shack, who is charged with establishing and maintaining strict adherence to Sarbanes Oxley compliance and other regulatory controls.

“This is an exciting new phase for Platinum,” said John T. (Cork) Jaeger, Jr., director, president and chief executive officer of Platinum Research Organization, Inc. (PRO). “We believe that the financing alternatives available to us as a public company will provide us the platform and access to capital to expand the PRO lubricant and coating business.  To help the management team achieve company growth objectives, we have assembled a stellar board of directors.  This dedicated group of individuals will focus on positioning PRO products for the future, building an innovative corporate culture, and enhancing shareholder value.

Joining Cork Jaeger on the board are five prominent business leaders who have played major roles in managing and overseeing some of America’s largest and most successful corporations.  The independent board is composed of the following professionals:  Thomas G. Plaskett, serving as chairman of the board, and Arnold I. Burns, Ben DuPont, T. Allan McArtor and Dr. Michael McMillan.

“We are delighted that the transaction with PRO, Inc. has closed, and we, the independent directors, are prepared to bring our wealth of experience to the company and its shareholders,” said Tom Plaskett, PRO Board Chairman.

“We are privileged to have this talented and experienced group of executives who are committed to going beyond the typical role of Board members,” noted Jaeger. “This group brings to our company senior-level experience and leadership in the key industries in which we operate, such as automotive, aviation, law and government.  Their years of experience as leaders in these areas will provide immediate and invaluable counsel, as well as the ability to identify important relationships needed to gain ground in commercialization.

The following are profiles of the PRO Board of Directors:

Thomas G. Plaskett, chairman, has been a corporate director and senior executive for more than 25 years in the service, manufacturing and transportation industries.  Since 1991, Mr. Plaskett has served as chairman of Fox Run Capital Associates, a private consulting firm in Dallas.  Previously, he held top management positions at Pan Am Corporation, Continental Airlines, American Airlines and AMR Corporation.  Earlier in his career, he held senior management positions at Legend Airlines and was on the board of directors at Greyhound Lines, Inc.  Currently, Mr. Plaskett fills a non-executive chairman role at Novell Corporation, and is a presiding director of Radio Shack in Fort Worth.

Arnold I. Burns has been chairman of New York-based QuanStar Group, LLC since 2004.  In previous positions, Mr. Burns served as managing director and senior partner at Natexis Bleichroeder Inc., Arnold and S. Bleichroeder, Inc. and Proskauer Rose LLP.  From 1986 to 1988, he served the U.S. Department of Justice in Wash., D.C. as an associate attorney general and then as a deputy attorney general.  Currently, he is a member of the American Bar Association and the New York State Bar Association. Mr. Burns also is a member of the board of directors at New Valley Corporation, the NYC Economic Development Corporation and the Yankee Entertainment Sports Network.

Ben DuPont has more than 21 years of senior management experience in the chemical, fiber and automotive industries.  He is founder and president of Yet2.com, a global organization with offices in Boston, London and Tokyo that specializes in scouting for and acquiring new technology in addition to helping companies divest of underutilized divisions.  Yet2.com works with a list of Fortune 100 companies including Proctor & Gamble, Canon, Siemens, Bayer, Agfa, DuPont and Honeywell.  Mr. DuPont co-founded DigitalEye and Emeron (beachcam.com, trafficam.com, traintimes.com) which was acquired by Diamond Technologies in 2002.  Mr. DuPont has four patents. Early career success came through developing a unique children’s toy that won five national awards from Patenting Magazine, Parents Magazine and industry associations.

T. Allan McArtor has more than 27 years of experience in the aviation industry.  As chairman of Airbus North America Holdings, he oversees operations in the United States and Canada in addition to his role as governmental affairs liaison.  Prior to joining Airbus, he founded and served as chairman and CEO of Legend Airlines, a regional luxury airline based at Dallas Love Field.  From 1979 to 1994, he was a member of the senior management team of Federal Express Corporation, except for a period of two years (1987-1989) when President Ronald Reagan appointed him to serve as the Administrator of the Federal Aviation Administration (FAA).  Currently, Mr. McArtor serves on the board of directors for several organizations including:  EADS North America, Inc.; The European Institute; Washington Area Airports Authority; Aviation Safety Alliance; GKN Aerospace Transparency Systems; and Committee for Economic Development.

Dr. Michael McMillan has almost 40 years of senior-level experience with organizations such as GM Powertrain, ILSAC and other firms in the additive industry.  For more than 35 years, Dr. McMillan served with General Motors where he concentrated on the relationships of fuels and lubricants to their performance in automotive components.  Dr. McMillan also published numerous papers on related subjects.  He was closely involved in ASTM efforts to develop low-temperature engine oil pumpability testing and high-temperature rheological tests that predict engine wear.  He also worked on CRC and STM efforts to solve diesel fuel-related problems including low-temperature operability and exhaust particulate formation.  Concerned with all aspects of engine oil quality and performance, he served as chairman of the International Lubricant Standardization and Approval Committee (ILSAC).  In addition, he was co-chairman of the Administrative Guidance Panel which oversaw the API Engine Oil Licensing and Certification System, and was an active participant in numerous ASTM and SAE technical committee activities.  In 2002, he was elected a Fellow of the Society of Automotive Engineers.

About Platinum Research Organization, Inc.

Platinum Research Organization, Inc. (www.platinumresearch.com), formed in 1996, is a leader in the design and commercialization of patented, high-performance lubricants and coatings that target the automotive, aviation, industrial and consumer aftermarket. The company’s proprietary formulations and processes are protected by four U.S. patents, five U.S. patent applications, three continuation-in-art applications and several trade secrets.  The company is based in Dallas.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the future performance of the company, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including and without limitation, continued acceptance of the company products, increased levels of competition for the company, new products and technological changes, the company dependence on third-party suppliers, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.  The company provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

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